Exhibit 99.1

SINOHUB, INC. REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

▪	Second quarter 2010 revenues increased 39.9% to $43.9 million
▪	New Contract Manufacturing business exceeds expectations with sales of $13.3 million, up 107.8% quarter-over-quarter
▪	Net income increased 23.4% to $6.4 million, with EPS of $0.23 for first six months of 2010

SANTA CLARA, Calif. and SHENZHEN, China, August 12, 2010 – SinoHub, Inc. (NYSE Amex: SIHI), a rapidly growing electronics company in the People’s Republic of China currently engaged in electronic component sales, private label mobile phone manufacturing and sales, and electronic component supply chain management (SCM) services, today reported financial results for the three-month period ended June 30, 2010 and reaffirmed full-year revenue guidance for 2010.

Summary Financials
Second Quarter 2010 Results (USD) (unaudited)
(three months ended June 30,)	Q2 2010	Q2 2009	CHANGE
Sales	$43.9 million	$31.4 million	+39.9%
Gross Profit	$7.6 million	$5.7 million	+32.9%
Net Income	$2.9 million	$3.2 million	-9.4%
Fully diluted EPS	$0.10	$0.13	-23.1%

Second Quarter 2010 Results
Sales – Total revenues for second quarter 2010 grew 39.9% to $43.9 million from $31.4 million for the second quarter of 2009. Revenues from electronic component sales (ECP), including procurement-fulfillment and spot component sales, declined 1% to $28.8 million from the second quarter of 2009 as several customers pulled forward purchases in the first quarter of 2010, when revenues advanced 88%.  The Company’s supply chain management services (SCM) business generated $1.8 million in the three months ended June 30, 2010 compared to $2.3 million in the same period in 2009. Revenues from the Company's virtual contract manufacturing (VCM) business, which was launched in late 2009, totaled $13.3 million, up 107% from the first quarter.

Second Quarter 2010 Revenue Breakdown By Business Unit (USD in thousands) (unaudited)
(three months ended June 30,)	2010	2009	CHANGE
Electronic Components % of Sales	$28.8 million 65.6%	$29.1 million 92.7%	-1.0%
Virtual Contract Manufacturing % of Sales	$13.3 million 30.3%	--	--
Supply Chain Management Services % of Sales	$1.8 million 4.1%	$2.3 million 7.3%	-21.7%
Total Sales	$43.9 million	$31.4 million	+39.9%

Cost of Sales – Cost of goods sold totaled $36.3 million in the second quarter of 2010, up 41.5% from $25.7 million in the second quarter of 2009.

Gross Profit and Gross Margin – Gross profit for the second quarter of 2010 totaled $7.6 million, an increase of 32.9% over $7.6 million in the second quarter of 2009. For the second quarter of 2010, gross profit margin decreased 90 basis points to 17.3% from the second quarter of 2009, which was primarily due to the lower contribution from its high-margin supply chain business. Compared to the first quarter of 2010, gross margin decreased by 110 basis points from 18.4%. Gross margin in the quarter for the ECP, SCM and VCM businesses were 12.2%, 98.4%, and 17.2%, respectively. As the higher margin VCM business grows as a percentage of total revenues, the Company expects overall gross margins to improve in the second half of 2010 from second quarter levels. The gross margin in the VCM business was adversely affected in Q2 2010 by the PCBA production business, which the Company outsourced to build demand for its new surface mount machines that were installed in July. The Company is currently ramping up production of these machines as an important growth component for its VCM business. With the exception of the lower margins associated with PCBA production for third parties, gross margins in the mobile phone sales business stayed relatively constant in Q2 with the 20.4% that was recorded in Q1.

Operating Expenses – Total operating expenses were $3.2 million, or 7.4% of revenues in the second quarter of 2010, compared to $1.6 million, or 5.0% of revenues in the same period in 2009. Selling, general and administrative expenses increased to $2.2 million in the second quarter of 2010 from $1.1 million in the second quarter of 2009, as the Company spent on capacity expansion at its new factory to prepare for the ramp in its VCM business. Income from operations was $4.4 million in the second quarter of 2010, a 5.3% increase from $4.1 million in the second quarter of 2009, and represented operating margins of 9.9% and 13.2% for each respective period.

Net Income – Net income for the second quarter of 2010 fell 9.4% to $2.9 million, or $0.10 per fully diluted share, compared to $3.2 million, or $0.13 per fully diluted share, in the second quarter of 2009, based on 28.8 million and 25.2 million weighted average, diluted shares outstanding, respectively.

Summary Financials
First Six Months 2010 Results (USD) (unaudited)
(three months ended June 30,)	1H 2010	1H 2009	CHANGE
Sales	$82.5 million	$49.5 million	+66.8%
Gross Profit	$14.7 million	$9.5 million	+54.7%
Net Income	$6.4 million	$5.2 million	+23.1%
Fully diluted EPS	$0.23	$0.21	+9.5%

First Half 2010 Results
Sales – Total revenues for six months of 2010 advanced 66.8% to $82.5 million from $49.5 million for the first half of 2009.  ECP revenues increased 30.9% to $59.4 million for first half 2010 from the same year ago period as sales increased from new and existing customers. The Company’s SCM business generated $3.3 million for the six months of 2010, compared to $4.0 million in the same period in 2009. Revenues from the Company's new virtual contract manufacturing business which commenced this year totaled $19.7 million.

First half 2010 Revenue Breakdown By Business Unit (USD in thousands) (unaudited)
(six months ended June 30,)	2010	2009	CHANGE
Electronic Components % of Sales	$59.4 million 72.0%	$45.4 million 91.7%	+30.9%
Virtual Contract Manufacturing % of Sales	$19.7 million 23.9%	--	--
Supply Chain Management Services % of Sales	$3.3 million 4.1%	$4.0 million 8.3%	-17.0%
Total Sales	$82.5 million	$49.5 million	+66.8%

“We are pleased to report a solid first half of the year, as sales from our new virtual contract manufacturing (VCM) business exceeded our expectations. We produced about 250,000 handsets in the second quarter, up from roughly 200,000 during the first quarter, while our sales pipeline continues to improve.  As we bring on additional capacity to support our fast growing VCM business, we expect this segment to contribute meaningfully to top and bottom line growth during the second half of the year. Revenues from our ECP business unit were up 31% year to date and we expect measured growth for the balance of the year as we expand our customer base and overall volumes,” said Harry Cochran, Chief Executive Officer of SinoHub. “While margins were impacted by the product mix during the quarter, we expect our relationships with large design houses to boost overall volume and growth rates within our ECP business.”

Cost of Sales – Cost of goods sold totaled $67.8 million in the first half of 2010, up 69.9% in dollar terms from $39.9 million in the first half of 2009.

Gross Profit and Gross Margin – Gross profit for the first half of 2010 totaled $14.7 million, an increase of 54.7% over $9.5 million in the first half of 2009.  Gross profit margin for the first half of 2010 was 17.8% compared to 19.3% in the same period last year. The year-over-year decline was primarily due to lower contribution from its higher-margin SCM business and somewhat lower margins in its ECP business due to seasonal factors. In the first six months of operation, the VCM business generated margins of 18.3%.

Operating Expenses – Total operating expenses were $5.8 million, or 7.0% of revenues, in the first half of 2010 compared to $2.8 million, or 5.7% of revenues, in the same period in 2009. Selling, general and administrative expenses increased to $4.1 million in the first half of 2010 from $2.0 million in the first half of 2009 to support the rapid growth in its VCM business. Income from operations was $8.9 million in the first half of 2010, an increase of 32.9% from $6.7 million in the first half of 2009. Operating margins were 10.8% compared to 13.5%.

Net Income – Net income for the first half of 2010 increased 23.1% to $6.4 million, or $0.23 per fully diluted share, compared to $5.2 million, or $0.21 per fully diluted share, in the first half of 2009, based on 28.3 million and 25.2 million weighted average, diluted shares outstanding, respectively.

Liquidity and Capital Resources
SinoHub’s cash and cash equivalents grew to $9.5 million at June 30, 2010 from $8.3 million at December 31, 2009.  The Company had working capital of $48.5 million on June 30, 2010, up from $39.4 million at the end of 2009, and a current ratio of 2.9 to 1 at June 30, 2010 compared to a current ratio of 3.2 to 1 at December 31, 2009. Inventories were approximately $8.2 million and accounts receivable were $40.9 million on June 30, 2010, compared to approximately $11.6 million and $28.8 million on December 31, 2009, respectively. DSOs were 85 days for the second quarter of 2010 compared to 83 days in the same year ago period. During the first six months of 2010, the Company used $2.0 million in cash in operations versus $1.9 million used in operations in the same period in 2009.

Full-year 2010 Revenue Guidance
For full fiscal year 2010, SinoHub reaffirmed revenue guidance of $180 million, representing anticipated year-over-year growth of 40% over 2009. Guidance includes approximately $50 million in anticipated sales from its virtual contract manufacturing (VCM) business.

Business Review and Outlook
In April 2010, SinoHub commenced operations at its new 77,500 sq. ft. mobile phone manufacturing facility located in the Bao'an district of Shenzhen, China, marking a significant milestone in the development of the Company’s VCM business unit. By operating its own manufacturing facility, the Company believes it can leverage its SCM platform to ensure the quality and on-time delivery of initial and rush phone orders, resulting in incremental revenue and earnings growth with  higher associated gross and operating margins.

The Company recently expanded its production facility to 6 assembly lines, with production capacity of about 200,000 handsets per month, to accommodate anticipated growth. In addition, the Company installed 3 high speed and 1 medium speed surface mount lines during the second quarter with production capacity of approximately 200,000 mobile phone mother boards per month.

During its first six months of operations, the VCM business generated $19.7 million of revenues, with gross margins of 18.3% higher than the Company’s 17.6% consolidated rate. The second quarter included some outsourced printed circuit board assembly production work which was lower margin but built demand for utilization of the new SMT lines in Q3. Management expects margins to improve as it makes improvements in operating efficiencies and product mix, while shifting away from outsourced work over time so this production capacity can be dedicated to the Company’s own mobile phone customers. Having produced and sold roughly 450,000 phones in the first six months of this year, the Company remains on track to meet its stated goal of selling at least one million phones for the full year 2010.  “We remain extremely excited about the growth prospects for our VCM business,” stated CEO Harry Cochran. “With a higher replacement rate and private label phone manufacturers continuing to gain share in countries like Indonesia, Malaysia, Vietnam and India, we are well positioned to participate in robust growth of mobile phones in emerging markets.”

Conference Call and Webcast
SinoHub will hold a conference call at 10:30 a.m. ET on Thursday, August 12, 2010. Interested participants should call 1-877-941-2068 when calling within the United States or 1-480-629-9712 when calling internationally.

A playback will be available through August 19, 2010. To listen, please call 1-800-870-5176 within the United States or 1-858-384-5517 when calling internationally. Utilize the pass code 4348175 for the replay. An archived version of the teleconference will also be available on the Company’s Web site at http://www.sinohub.com under the Investors tab at Online Audio Files.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=00007993, or visiting ViaVid's website at www.viavid.net, where the webcast can be accessed through August 24, 2010.

About SinoHub, Inc.
SinoHub, Inc., founded in 2000 by veteran entrepreneur Harry Cochran and electronics industry veteran Lei Xia to play a part in the electronics revolution in China, provides virtual contract manufacturing, electronic component purchasing, and world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China. SinoHub conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the People's Republic of China and its wholly-owned B2B Chips subsidiary in Hong Kong, which offers electronic component purchasing and virtual contract manufacturing services currently focusing on the mobile phone market. For more information, visit the Company's Web site at http://www.sinohub.com and the B2B Chips Web site at http://www.b2bchips.com .

Cautionary Statement Regarding Forward-looking Information
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the Company’s ability to expand its customer base, the ability to access capital for such expansion, assumptions concerning future economic and competitive conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact:

SinoHub, Inc.:
Susan Liu
Tel:   +86-755-2661-1080
Email: susan.liu@sinohub.com

In the US:
HC International, Inc.
Ted Haberfield
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net

(Financial Tables Follow)

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
NET SALES
Supply chain management services	$1,797,000	$2,255,000	$3,349,000	$4,033,000
Electronic components	28,769,000	29,105,000	59,436,000	45,419,000
VCM business	13,314,000	-	19,699,000	-
Total net sales	43,880,000	31,360,000	82,484,000	49,452,000
COST OF SALES
Supply chain management services	28,000	128,000	87,000	210,000
Electronic components	25,257,000	25,531,000	51,637,000	39,706,000
VCM business	11,018,000	-	16,088,000	-
Total cost of sales	36,303,000	25,659,000	67,812,000	39,916,000

GROSS PROFIT	7,577,000	5,701,000	14,672,000	9,536,000

OPERATING EXPENSES
Selling, general and administrative	2,243,000	1,105,000	4,138,000	2,026,000
Professional services	256,000	132,000	501,000	361,000
Depreciation	349,000	133,000	571,000	237,000
Stock compensation expense	220,000	14,000	369,000	26,000
Allowance for doubtful accounts	158,000	184,000	191,000	186,000
Total operating expenses	3,226,000	1,568,000	5,770,000	2,836,000

INCOME FROM OPERATIONS	4,351,000	4,133,000	8,902,000	6,700,000

OTHER INCOME (EXPENSE)
Interest expense	(212,000)	(38,000)	(243,000)	(63,000)
Interest income	98,000	4,000	105,000	11,000
Other, net	2,000	2,000	7,000	5,000
Total other expense, net	(112,000)	(32,000)	(131,000)	(47,000)

INCOME BEFORE INCOME TAXES	4,239,000	4,101,000	8,771,000	6,653,000
Income tax expense	1,352,000	920,000	2,390,000	1,482,000

NET INCOME	2,887,000	3,181,000	6,381,000	5,171,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	81,000	2,000	109,000	33,000

COMPREHENSIVE INCOME	$2,968,000	$3,183,000	$6,490,000	$5,204,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.10	$0.13	$0.23	$0.21
Weighted average number of shares-basic	28,536,000	24,581,000	27,909,000	24,581,000
Net income per share-diluted	$0.10	$0.13	$0.23	$0.21
Weighted average number of shares-diluted	28,780,000	25,187,000	28,277,000	25,186,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$9,463,000	$8,347,000
Restricted cash	12,446,000	7,595,000
Accounts receivable, net of allowance	40,901,000	28,828,000
Inventories, net	8,234,000	11,647,000
Prepaid expenses and other current assets	757,000	650,000
Deposit with suppliers	1,949,000	-
Total current assets	73,750,000	57,067,000

PROPERTY AND EQUIPMENT, NET	4,467,000	2,271,000

TOTAL ASSETS	$78,217,000	$59,338,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,437,000	$1,209,000
Customer deposits	1,297,000	1,348,000
Accrued expenses and other current liabilities	617,000	731,000
Bank borrowings	18,120,000	11,793,000
Income and other taxes payable	2,742,000	2,605,000
Total current liabilities	25,213,000	17,686,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized;	-	-
no shares issued
Common stock, $0.001 par value, 100,000,000 shares authorized;	29,000	27,000
28,557,632 shares and 26,669,605 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively
Additional paid-in capital	22,210,000	17,239,000
Deferred stock compensation	(111,000)	-
Retained earnings
Unappropriated	29,106,000	22,725,000
Appropriated	788,000	787,000
Accumulated other comprehensive income	982,000	874,000
Total stockholders’ equity	53,004,000	41,652,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,217,000	$59,338,000

SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,381,000	$5,171,000
Adjustments to reconcile net income to cash used in operations:
Depreciation	571,000	237,000
Stock compensation expense	369,000	26,000
Allowance for doubtful accounts	191,000	186,000
Changes in operating assets and liabilities:
Accounts receivable	(12,097,000)	(8,381,000)
Inventories	3,448,000	(3,886,000)
Prepaid expenses and other current assets	(103,000)	77,000
Deposit with suppliers	(1,941,000)	-
Accounts payable	1,219,000	4,759,000
Customer deposits	(57,000)	-
Accrued expenses and other current liabilities	(116,000)	991,000
Income and other taxes payable	126,000	(1,088,000)
Net cash used in operating activities	(2,009,000)	(1,908,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase of restricted cash	(4,851,000)	(2,301,000)
Purchase of property and equipment	(2,749,000)	(1,545,000)
Net cash used in investing activities	(7,600,000)	(3,846,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of cost	4,470,000	-
Proceeds from exercise of options, net of costs	22,000	13,000
Bank borrowing proceeds	20,999,000	6,964,000
Bank borrowing repayments	(14,746,000)	(2,123,000)
Net cash provided by financing activities	10,745,000	4,854,000

EFFECT OF EXCHANGE RATE CHANGES	(20,000)	29,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,116,000	(871,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,347,000	5,860,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,463,000	$4,989,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$243,000	$63,000
Cash paid for income tax	$2,438,000	$2,189,000